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                                                               Exhibit 23.1



                        Consent of KPMG Peat Marwick LLP


The Board of Directors
Signature Inns, Inc.:


We consent to the use of our reports included herein on the consolidated financial statements of Signature Inns, Inc. and subsidiaries, the combined financial statements of Signature Inn Affiliated Partnerships, and the statements of operations of Signature Northwestern Ltd.-I Limited Partnership. We also consent to the reference to our firm under the heading "Experts" in the prospectus.



KPMG PEAT MARWICK LLP

KPMG Peat Marwick LLP
Indianapolis, Indiana
October 21, 1996